EXHIBIT 99.3

PROXY	PROXY

Blue River Bancshares, Inc.
Special Meeting of Shareholders
                    , 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints                      and                     , or either of them, as proxies of the undersigned, each with full power of substitution, to represent and to vote, as indicated below, all shares of common stock of Blue River Bancshares, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders of Blue River Bancshares, Inc. to be held on                     , 2005 or any adjournments or postponements thereof (the “Shareholders Meeting”), upon the following matters:

1.	Approval of Merger Agreement. The approval of the Agreement of Affiliation and Merger, dated as of August 31, 2004, among Blue River Bancshares, Inc., Shelby County Bank, Heartland Bancshares, Inc. and Heartland Community Bank.

☐ FOR           ☐ AGAINST           ☐ ABSTAIN

2.	Amendment to the Articles of Incorporation. The amendment of the articles of incorporation to increase the number of authorized shares to 25,000,000 shares, consisting of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock.

☐ FOR           ☐ AGAINST           ☐ ABSTAIN

3.	Other Matters. In their discretion, on such other matters as may properly come before the Shareholders Meeting.

Please sign on reverse side

(continued from other side)

This Proxy will be voted as directed, but if not otherwise directed, this Proxy will be voted FOR the approval of the merger agreement and the amendment to the articles of incorporation. On any other matters that may properly come before the Shareholders Meeting, this Proxy will be voted in accordance with the best judgment of the proxies. This Proxy may be revoked at any time prior to its exercise.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

DATED: , 2005
(Signature of Shareholder)

(Signature of Shareholder)

Please sign exactly as your name appears on your stock certificate and on the label placed to the left. Joint owners should each sign personally. Trustees, guardians, executors and others signing in a representative capacity should indicate the capacity in which they sign.